Exhibit 99.1

Contact: Investor Relations (408) 523-2161

INTUITIVE SURGICAL INCREASES SHARE REPURCHASE PROGRAM TO $3.0 BILLION

SUNNYVALE, Calif., December 13, 2016 - Intuitive Surgical, Inc. (Nasdaq: ISRG), the industry leader in robotic-assisted surgery, today announced that its Board of Directors has increased the authorized amount available under the Company’s share repurchase program to $3.0 billion.
“We are committed to investing our resources to advance our surgical robotics business,” said Marshall L. Mohr, Chief Financial Officer, Intuitive Surgical, Inc. “We also seek to return excess cash to our shareholders responsibly, and this authorization gives us the flexibility to do so.”
The timing and total amount of stock repurchases will depend upon market conditions and may be made from time to time in open market purchases, privately negotiated transactions, accelerated share repurchase programs, issuer self-tender offers or otherwise, as determined by the Company’s management. The repurchases will be made in compliance with, and at such times as permitted by, federal securities law and may be suspended or discontinued at any time. The repurchase program does not obligate the Company to acquire any particular amount of common stock. The Company expects to fund the repurchase program through cash and investments. As of September 30, 2016, the Company had approximately $4.6 billion in cash, cash equivalents, and investments.
About Intuitive Surgical, Inc.
Intuitive Surgical, Inc. (NASDAQ: ISRG), headquartered in Sunnyvale, Calif., is the industry leader in robotic-assisted, minimally invasive surgery. Intuitive Surgical develops, manufactures, and markets the da Vinci Surgical System.
About the da Vinci Surgical System
The da Vinci Surgical System is a surgical platform designed to enable complex surgery using a minimally invasive approach. The da Vinci Surgical System consists of an ergonomic surgeon console or consoles, a patient-side cart with three or four interactive arms, a high-performance vision system and proprietary EndoWrist instruments. Powered by state-of-the-art technology, the da Vinci Surgical System is designed to scale, filter, and seamlessly translate the surgeon’s hand movements into more precise movements of the EndoWrist instruments. The net result is an intuitive interface with improved surgical capabilities. By providing surgeons with superior visualization, enhanced dexterity, greater precision, and ergonomic comfort, the da Vinci Surgical System makes it possible for skilled surgeons to perform more minimally invasive procedures involving complex dissection or reconstruction. Surgeons, hospitals, and patients benefit from a large community of users and the Company’s robotic-assisted surgical ecosystem, beginning with the robotic platforms, and also including the broad instrument product line, imaging solutions, training programs and technology, clinical validation, field clinical support, field technical support, and program optimization. For more information about clinical evidence related to da Vinci Surgery, please visit www.intuitivesurgical.com/company/clinical-evidence/.
da Vinci® and EndoWrist® are trademarks of Intuitive Surgical, Inc.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the repurchase by the Company of up to $3.0 billion of its common stock, the Company’s uses of its resources, the return of excess cash to stockholders, the amount of cash that may be available for stock repurchases, and the timing and form of stock repurchase transactions. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: the market prices of the Company’s common stock; the origin of funds used for such repurchases; the impact of global and regional economic and credit market conditions, as well as the risk of bank failures, insolvency or illiquidity of other financial institutions and other adverse conditions in financial markets that could cause a loss of our cash, cash equivalents and investments; and other risk factors under the heading “Risk Factors” in our report on Form 10-K for the year ended December 31, 2015, as updated by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.